UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________

January 20, 2006

Date of Report (Date of earliest event reported)

FORTUNA GAMING CORP.

(Exact name of registrant as specified in its charter)

NEVADA	98-0389183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3273 East Warm Springs Road
Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

888-304-1055

Issuer's telephone number

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01  OTHER EVENTS

The attached announcement was released to the news media on January 20, 2006, announcing that the Company’s subsidiary, Fortuna Gaming (UK) Limited, has signed an agreement to sell phones, plans, accessories and content to its players on-line as part of their gaming experience.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:
Not applicable.
(b)	Pro Forma financial information:
Not applicable.
(c)	Exhibits:
99.1 Press Release dated January 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNA GAMING CORP.

Date: January 20, 2006	By:	/s/ Douglas Waugh
Douglas Waugh
Director

 Exhibit 99.1

January 19th, 2006

Press Release

Fortuna Gaming (UK) Limited Signs Agreement To Sell Phones, Plans, Accessories and Content.

Fortuna Gaming Corp., (FGAM-OTC Bulletin Board: FGAM.OB),  (“the Company”) is pleased to announce that its wholly owned subsidiary, Fortuna Gaming (UK) Limited (“Fortuna”) has entered into a licensing agreement with Xpress Your Cell U.S. (LLC) and Xpress Your Cell Canada to operate the Fortuna Wireless Xperience operation for the Company. The agreement allows Fortuna to be the first mobile gaming company to sell mobile phones, plans, accessories and content to its players on-line as a part of their gaming experience.

“We are excited that in conjunction with the launch of our free play mobile poker site for the North American and European markets, we are able to provide our players everything they need to have a truly wireless gaming experience”, says Doug Waugh, President of Fortuna Gaming Corp. “We want to be the first truly mobile gaming operation, beginning with poker.  “We will add more games through acquisitions, but we will also be able to add more wireless services such as SMS, streaming video and audio clips to all our players”.

“Fortuna will lead the industry in creating an 'experience' for both paying and non-paying players.” says Dallas Robinson VP Marketing of Fortuna Gaming (UK) Limited.  “It is an integral part of our detailed marketing plan that keeps us unique, leading edge and client focused.”

Effective immediately, Fortuna will be able to ship phones complete with plans, games and accessories directly to its players from Xpress Your Cell centers in Phoenix, Arizona and Calgary, Alberta.  Fortuna is forecasting revenues from .05% of all projected players purchasing off the site.

“We are very pleased to be offering a significant value-added component to Fortuna and its playing visitors. It is our objective to offer players and visitors a “one-stop-experience” that can fulfill their gaming and phone accessory needs.” says Troy Metz of Xpress Your Cell. “It has all the bells and whistles to make the customer experience exciting and sticky”

“With the Wireless Experience component, we become the first mobile gaming company to enter the marketplace with an offering that generates revenue from pay for free players” comments Ralph Proceviat, V.P. of Finance of Fortuna Gaming (UK) Limited.

Fortuna will be unveiling its new site and product offering at the 2nd Annual Mobile Gambling Conference in London, England from January 26-27, 2006.

About Xpress Your Cell.

Xpress Your Cell is a retail and wholesale wireless operation focused on providing phones and plans through a number of carriers including T-Mobile and Fido, as well as accessories from a wide range of suppliers.

About Fortuna Gaming Corp.

Fortuna Gaming Corp (the "Company"), through its subsidiary Fortuna Gaming (UK) Limited, ("Fortuna") headquartered in London, England, is in the online gaming business and plans to become a leading mobile and online provider for the Internet gaming entertainment industry. Fortuna’s acquisition strategy is to acquire complimentary medium sized internet gaming companies operating in legal jurisdictions which will provide a rich entertainment experience for customers while adding shareholder value.

For further information contact:

Fortuna Gaming Corp.

Contact: Investor Relations:  North America Toll Free   1-866-324-5788

                                   investorrelations@fortunagamingcorp.com

Legal Notice Regarding Forward Looking Statements

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.